AMENDED AND RESTATED NOTE
(Long Term Financing Facility)
Date: October 11, 2018
For Value Received, on October 1, 2036 (the “Loan Maturity Date”), Borrower, as defined below, as principal, jointly and severally, promises to pay NORTHWEST FARM CREDIT SERVICES, FLCA (“Lender”) or order, at its office in Spokane, Washington, or such other place as the holder of this Amended and Restated Note (Long Term Financing Facility) (this “Note”) may designate in writing, the principal balance of Seventy-one Million Eight Hundred Thousand and no/100’s Dollars ($71,800,000.00) (the “Total Commitment Amount”), or so much thereof as may be outstanding, plus interest thereon from and after any Disbursement Date, at interest rates as provided for hereafter. For all intents and purposes, all Loan Segments are treated as one obligation under this Note and the other Loan Documents.
1.    Definitions. For purposes of this Note, the following definitions apply. Capitalized terms not otherwise defined herein shall have the meanings given in the Loan Agreement.
“Adjusted Principal Balance” of any Loan Segment on any date is the unpaid principal balance of such Loan Segment minus the principal payments on such Loan Segment that are due on or before such date and are unpaid on such date.
“Applicable Margin” means, subject to adjustment as set forth in Paragraph 3.01 hereof, the per annum percentage set forth below that corresponds to the Borrower’s “Pricing Level” (as set forth in the table below) as of the most recent Calculation Date (as defined in the Loan Agreement):

Pricing Level	Adjusted Consolidated Interest Coverage Ratio	Applicable Margin
		for Base Rate	for 1-, 2-, 3-, 4- or 5-Year Fixed Rate Options	for 6-, 7-, 8-, 9-, 10-, 12-, 15- or 18-Year Fixed Rate Options
I	≥ 3.00 : 1.00	1.60%	1.60%	1.65%
II	< 3.00 : 1.00 and ≥ 2.00 : 1.00	1.70%	1.70%	1.75%
III	< 2.00 : 1.00 and ≥ 1.25 : 1.00	1.90%	1.90%	1.95%
IV	≤ 1.25 : 1.00	2.20%	2.20%	2.25%
The Pricing Level shall be determined and adjusted on the date ten (10) Business Days after the date Borrower provides Lender the Compliance Certificate as required under the Loan Agreement for Borrower’s most recently ended first through third Fiscal Quarter-Ends and Fiscal Year-End (the “Adjustment Date”); provided however, that (i) the initial Applicable Margin shall be based on Pricing Level I and shall remain at Pricing Level I until the first Adjustment Date occurring after the first Calculation Date following the date hereof and, on such Adjustment Date and thereafter, the Pricing Level shall be determined by the Adjusted Consolidated Interest Coverage Ratio as of the most recent Calculation Date, and (ii) if the Borrower fails to timely provide Lender the Compliance Certificate (excluding any grace and/or cure period) for such most recent Calculation Date, the Applicable Margin commencing the day after the due date thereof shall be based on the highest Pricing Level which shall remain in effect until subsequently adjusted ten (10) Business Days after the delivery of the required Compliance Certificate. Any adjustment in the Applicable Margin shall be applicable to Loan Segments 5 through 8 described in Section 3.02 below. Provided, however, in the

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Event of Default, Lender shall have the right at any time to change the Applicable Margin to the highest Pricing Level and the applicable interest rate shall also be subject to the Default Interest Rate.
“Applicable Margin Reset Date” means October 1 of 2023, 2028 and 2033.
“Base Rate” shall have the meaning given in Paragraph 3.01 hereof.
“Base Rate Loan Segment” means the principal portion of the Loan plus accrued interest priced using the Base Rate.
“Borrower” means Pope Resources, A Delaware Limited Partnership.
“Default Interest Rate” shall have the meaning given in Paragraph 7 hereof.
“Disbursement Date” means any Business Day when Loan principal is advanced under this Note to or on the account of Borrower.
“Fixed Rate Loan Segment” means each principal portion of the Loan, plus interest accrued thereon, with all the following attributes that distinguish such Fixed Rate Loan Segment from other Fixed Rate Loan Segments: a different Fixed Rate Maturity Date and/or a different date to which a given Fixed Rate Option was assigned to the Fixed Rate Loan Segment, except as otherwise provided herein.
“Fixed Rate Maturity Date” shall have the meaning for the respective Fixed Rate Options given in Paragraph 3.02 hereof; provided however, if a Fixed Rate Maturity Date falls on a date that is not a Business Day, then the Fixed Rate Maturity Date shall be deemed to be the preceding Business Day, unless such Business Day falls in another calendar month in which case the Fixed Rate Maturity Date shall be deemed to be the succeeding Business Day.
“Fixed Rate Option” means any of the Fixed Rate Options defined in Paragraphs 3.02 through 3.03 hereof.
“Index Source” means the Index Source identified for a given pricing option described herein.
“LIBOR” means the rate per annum as of 11:00 a.m. (London time) on the day that is two (2) Business Days prior to the first day of such interest period (the “Index”), at which deposits in Dollars for the relevant interest period are offered as determined by the ICE Benchmark Administration (or any successor thereto or any other readily available service selected by Lender that has been approved by the ICE Benchmark Administration as an authorized information vendor for purposes of displaying rates) (the “LIBOR Index Source”) provided, that in the event the ICE Benchmark Administration ceases to provide such quotations, the foregoing rate of interest shall mean any similar successor rate designated by Lender in its reasonable discretion. If such rate is less than zero, such rate shall be deemed to be zero.
“Loan Agreement” means the Second Amended and Restated Master Loan Agreement between Borrower and Lender dated July 20, 2016, as the same may be amended, modified, extended, restated or replaced from time to time.
“Loan Purpose” means (a) to refinance existing debt, (b) for agricultural and/or business purposes, and (c) to pay Loan fees and all Lender’s reasonable transaction costs.
“Loan Segment” means the Base Rate Loan Segment or a Fixed Rate Loan Segment.

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“Notice” shall have the meaning given in Paragraph 2.03 hereof.
“Pricing Date” means the date a given Loan Segment begins to accrue interest under a given Rate Option or a day when there is a change in the Base Rate.
“Quarter” means the three-month periods beginning on July 1, October 1, January 1 and April 1 of each year.
“Rate Option” means the Base Rate or one of the Fixed Rate Options.“Rate Pricing Index” means Lender’s cost of funds as determined by Lender in its reasonable discretion for obligations with comparable length maturities, adjusted to take into consideration the terms of the loan, the prepayment options and other factors relating to the structure of the loan normally used in Lender’s determination of appropriate loan pricing.
2.    Advances, Fees and Notice.
2.01    Advances. The Total Commitment Amount has been fully borrowed by Borrower. This is not a revolving loan. Once Loan principal has been borrowed and repaid, it may not be reborrowed.
2.02    Loan Fees. Borrower shall pay Loan fees as set forth in a separate loan fee agreement.
2.03    Notice of Prepayment and Pricing.
a.    Prepayment of Principal. Borrower shall provide Lender with Notice of the amount of any prepayment of a Fixed Rate Loan Segment no later than 10:00 a.m. Spokane time one Business Day prior to the Business Day the prepayment will be made.
b.    Pricing. Borrower shall provide Lender irrevocable Notice of pricing of a Loan Segment using a Fixed Rate Option by 10:00 a.m. Spokane time on the Pricing Date.
c.    Form of Notice. Borrower may provide Lender any Notice required under this Note by use of the notice in form substantially as set forth on Exhibit A hereto or other documentation as may be prescribed by Lender. Alternatively, Borrower may telephone Lender at the numbers designated on Exhibit A or as may be provided by Lender from time to time. If Notice is by telephone, Lender will confirm to Borrower the elected prepayment or pricing in writing. All such Notices are deemed irrevocable when given and are subject to Breakage Fees.
3.    Interest Rate and Pricing Elections.
3.01    LIBOR Variable Base. The “Base Rate” is the LIBOR Variable Base. The “LIBOR Variable Base” for any day during a given month means the one-month LIBOR rate, as made available by the LIBOR Index Source, rounded up to the nearest .05 percent, plus the Applicable Margin. The LIBOR Variable Base shall be effective on the first day of the month and remain constant for such month. The Applicable Margin used to determine the Base Rate on the Applicable Margin Reset Date shall be determined by Lender in its sole discretion using its then applicable standards for establishing an interest rate spread. Lender will endeavor to notify Borrower of the Applicable Margin that will be effective on the Applicable Margin Reset Date within thirty (30) days of each Applicable Margin Reset Date, but the Applicable Margin shall apply as of such Applicable Margin Reset Date whether such notice is given by Lender or received by Borrower.
3.02    1-, 2-, 3-, 4-, 5-, 6-, 7-, 8-, 9-, 10-, 12-, 15- or 18-Year Fixed Rate Options. Borrower understands and agrees that the availability of any Fixed Rate Option will be determined at Lender’s (and participant’s, if applicable) sole discretion. Subject to the preceding sentence, a Fixed Rate Loan Segment may be priced

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with a fixed rate equal to the 1-, 2-, 3-, 4-, 5-, 6-, 7-, 8-, 9-, 10-, 12-, 15- or 18-year Fixed Rate Options, as defined herein, plus the Applicable Margin. With these Fixed Rate Options, (a) rates may be fixed for Interest Periods, as defined herein, of 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 12, 15 and 18 years; and (b) rates may only be fixed on a Pricing Date to take effect on such Pricing Date. For purposes hereof: (i) the “1-, 2-, 3-, 4-, 5-, 6-, 7-, 8-, 9-, 10-, 12-, 15- and 18-year Fixed Rate Options” shall mean the rate equal to the Rate Pricing Index for such period, rounded to the nearest .01 percent, as made available by the Lender on the Pricing Date; and (ii) “Interest Period” shall mean a period commencing on the Pricing Date and ending on the Fixed Rate Maturity Date. The Fixed Rate Maturity Date for a given Fixed Rate Option with a maturity of one year or over shall mean the corresponding anniversary of the first day of the month following the Pricing Date if the Pricing Date is not the first day of a month or the corresponding anniversary of the Pricing Date if such Pricing Date is the first day of a month. The following Loan Segments are evidenced by this Note:

Tranche	Loan Segment No.	Face Amount	Rate	Maturity Date
	6012758-101	$9,800,000	6.40%	09/01/2019
2	6012757-103	$10,000,000	6.05%	07/01/2025
3	6229356-103	$11,000,000	3.89%	07/01/2026
4	6229356-102	$11,000,000	4.13%	07/01/2028
5		$6,000,000	Base Rate plus Applicable Margin	10/01/2024
6		$8,000,000	Base Rate plus Applicable Margin	10/01/2034
7		$8,000,000	Base Rate plus Applicable Margin	10/01/2035
8		$8,000,000	Base Rate plus Applicable Margin	10/01/2036
The Loan Segments listed in Tranches 1 through 4 above, which were previously evidenced by the Prior Notes (as defined in Section 9.05), are priced at the specific fixed rates set forth above until their respective Fixed Rate Maturity Dates, and will be due and payable on such dates. The Loan Segments listed in Tranches 5 through 8 above shall initially be Base Rate Loan Segments.
3.03    Fixed to Loan Maturity Fixed Rate Option.  Borrower understands and agrees that the availability of any Fixed Rate Option will be determined at Lender’s (and participant’s, if applicable) sole discretion.  Subject to the preceding sentence, the Loan may be priced with a fixed rate equal to the Fixed to Loan Maturity Fixed Rate Option, as defined herein, plus the Applicable Margin.  For purposes herein, the “Fixed to Loan Maturity Fixed Rate Option” shall mean the rate equal to the Rate Pricing Index for such period, rounded to the nearest .01 percent, as made available by the Lender on the Pricing Date.

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3.04    Pricing Elections. Upon irrevocable Notice to Lender in accordance with Paragraph 2.03 above, as to principal (i) in the amount of an advance, (ii)  in the Base Rate Loan Segment, or (iii)  in a Fixed Rate Loan Segment on a Fixed Rate Maturity Date, Borrower may elect to designate all or any part of the advance or of the Adjusted Principal Balance of such Loan Segment on such Pricing Date to bear interest at any Rate Option described herein; provided however, that (1) there is no Event of Default, (2) Borrower shall price Loan principal in Fixed Rate Loan Segments in initial minimum principal amounts of $5,000,000, (3) no Fixed Rate Option may be selected which would have for its Fixed Rate Maturity Date a date later than the Maturity Date stated for such Fixed Rate Option in Paragraph 3.02 above, and (4) there are no more than eight (8) Fixed Rate Loan Segments at any one time. If Borrower does not provide Lender irrevocable Notice of election of a Rate Option on a Fixed Rate Maturity Date for a Fixed Rate Loan Segment, the Adjusted Principal Balance of such Loan Segment will be priced at the Base Rate effective on such Pricing Date.
3.05    Interest Rates. The interest rates used herein do not necessarily represent the lowest rates charged by Lender on its loans. The interest rates described herein are per annum rates. Interest rates using the LIBOR Index Source are calculated on the basis of the actual number of days elapsed for a 360 day year. Interest rates using any other Index are calculated on the basis of the actual number of days elapsed during the year for the actual number of days in the year.
3.06    Index or Index Source. If any Index or Index Source provided for herein cannot be ascertained during the Note term, Lender will choose a new Index or Index Source which it determines, in its reasonable discretion, is comparable to be effective upon notification thereof to Borrower.
3.07    Additional Pricing Options. In the event Borrower should desire to price a Loan Segment using an Index, Pricing Date and margin other than as provided for herein, Borrower may request Lender to quote a rate and lock-in fee for an identified principal amount and desired pricing option. Lender will provide Borrower such a quote if available under Lender’s then existing policies and procedures, and shall provide Borrower the option to elect such a rate upon payment of the lock-in fee, if required, which rate shall be effective on the Pricing Date for the Loan Segment, upon terms and conditions and within timeframes as Lender may prescribe at the time of the quote.
4.    Payment.
4.01    Interest Payments. Borrower shall make quarterly interest only payments on the first day of each Quarter beginning January 1, 2019, or the first day of the next Quarter as Lender shall determine, which payments shall consist of interest that accrued during such prior period on the unpaid principal balance of each Loan Segment.
4.02    Payment in Full on Loan Maturity Date. The unpaid principal balance of each Loan Segment, unpaid interest thereon, and other amounts due under this Note and the other Loan Documents with respect thereto, shall be paid in full on the respective Maturity Date for such Loan Segment, as set forth in Paragraph 3.02 above. The unpaid principal balance of all Loan Segments, unpaid interest thereon, and other amounts due under this Note and the other Loan Documents, shall be paid in full no later than the Loan Maturity Date.
4.03    Application of Payments. Lender may apply any payment received from or on behalf of Borrower to principal, interest, or any part of the indebtedness, including any fees and expenses due under this Note or any other Loan Document, as Lender, in its sole discretion, may choose. Subject to the preceding sentence, Borrower may at any time pay any amount of principal in advance of its maturity subject to the Prepayment Fee described herein. Unless Lender otherwise elects, so long as there is no Event of Default, principal prepayments shall reduce the balance owing and discharge the indebtedness at an earlier date, but shall not

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alter the obligation to pay scheduled payments until the indebtedness is paid in full. In addition, so long as there is no Event of Default, prepayments shall be applied to principal under the Loan Segment specified by Borrower. Partial prepayments shall not alter the obligation to pay scheduled payments until the indebtedness for each Loan Segment is paid in full.
5.    Prepayment and Breakage Fees.
5.01    Prepayment Fee.
a.Prepayment. As used herein, “Prepayment” shall mean any instance wherein the indebtedness herein is partially or fully paid in any manner prior to a payment due date, whether voluntarily or involuntarily. Prepayment shall include, but not be limited to: (i) any payment after an Event of Default under the Loan Documents; (ii) any payment to Lender by any holder of an interest in any Collateral; (iii) any payment after the Loan Maturity Date is accelerated for any reason; (iv) any payment resulting from any sale or transfer of Collateral pursuant to foreclosure, sale under power, judicial order or trustee’s sale; (v) any payment by any person which reduces the principal amount of the Loan (excluding scheduled payments) prior to the Loan Maturity Date; and (vi) any payment by sale, transfer or offsetting credit in connection with or under any bankruptcy, insolvency, reorganization, assignment for the benefit of creditors or receivership or similar proceedings under any statute of the United States or any state thereof involving Borrower and/or the Collateral. In the event of any acceleration of the Loan Maturity Date, the amount due hereunder shall include the Prepayment Fee in the event of a voluntary Prepayment at the time of such acceleration, and the date of acceleration of the Loan Maturity Date will be deemed to be the date of Prepayment.
b.Prepayment Fee. As used herein, the “Prepayment Fee” is an amount intended to reasonably compensate Lender for the loss of the intended benefit of Lender’s bargain in the case of a Prepayment. Borrower and Lender intend that the principal balance of the Loan will yield to Lender an annual return after the date the Loan is prepaid of not less than the annual return for the period when the interest rate is fixed. In the event of a Prepayment, Lender will lose the intended benefit of its bargain. Accordingly, the Prepayment Fee is intended to reasonably compensate Lender for such loss and costs. The Prepayment Fee shall be payable on demand, and shall be an amount calculated on a make-whole basis, as determined under Lender’s then current methodology. The Prepayment Fee, if any, payable under this Section 5.01, shall be added to the balance of the Loan as of the date of acceleration and may be included in any credit bid by Lender at a foreclosure sale. The Lender shall not be obligated to accept any Prepayment, unless it is accompanied by the Prepayment Fee due in connection therewith.
c.Exceptions to Prepayment Fee. If interest upon all or a portion of the Loan is determined at the Base Rate, that portion of the Loan may be prepaid, in part or in whole, at any time, and from time to time, without the payment of a Prepayment Fee. Furthermore, if a Prepayment is received on a Fixed Rate Maturity Date, the applicable portion of the Loan may be prepaid without the payment of a Prepayment Fee. All other Prepayments shall be subject to a Prepayment Fee.
d.    ACKNOWLEDGMENT OF PREPAYMENT FEE OBLIGATION. BORROWER ACKNOWLEDGES THAT IT UNDERSTANDS THAT A PREPAYMENT MAY RESULT IN A SUBSTANTIAL PREPAYMENT FEE. BORROWER CERTIFIES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH ITS LEGAL, FINANCIAL AND OTHER COUNSEL, AND HAS MADE THE DECISION TO ENTER INTO THIS LOAN SUBJECT TO THE PREPAYMENT FEE IN RELIANCE ONLY UPON ITS LEGAL, FINANCIAL AND OTHER COUNSEL AND NOT UPON LENDER, ITS EMPLOYEES, AGENTS OR AFFILIATES.

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5.02    Breakage Fee. In the event of an occurrence under subparagraphs a. or b. below, then Borrower shall immediately pay Lender, on demand, a “Breakage Fee” in an amount calculated on a make-whole basis, as determined under Lender’s then current methodology:
a.    Borrower provides Lender Notice that Loan principal is to be priced using a Fixed Rate Option, after which Borrower revokes such Notice; or
b.    Borrower provides Lender Notice that Loan principal priced under a Fixed Rate Option is to be repriced or prepaid on other than a Pricing Date, after which Borrower revokes such Notice or fails to prepay pursuant to the Notice.
5.03    Participation. Participant(s), if any, may calculate a Prepayment Fee or Breakage Fee on a make-whole basis using a different methodology than Lender.
6.    Default.
6.01    Events of Default. Time is of the essence in the performance of this Note. The occurrence of any one or more of the Events of Default in Section 8.01 of the Master Loan Agreement shall constitute an “Event of Default” under this Note.
6.02    Acceleration. In the event of any uncured Event of Default beyond any applicable cure periods provided for in the Loan Documents, at Lender’s option, without notice or demand, the unpaid principal balance of the Loan, plus all accrued and unpaid interest thereon and all other amounts due shall immediately become due and payable and bear interest thereafter at the per annum rate in effect at the time of acceleration.
6.03    Notice and Opportunity to Cure. Any notice and opportunity to cure shall be administered in accordance with Section 8.02 of the Master Loan Agreement.
7.    Default Interest Rate. The “Default Interest Rate” applicable to a delinquent payment for a Loan Segment shall equal four percent (4%) per annum above the interest rate in effect on such Loan Segment at the time such payment was due, which rate shall accrue on the total amount of the payment due until paid, accelerated or upon maturity. Provided however, upon acceleration and/or maturity, the Default Interest Rate shall be equal to and remain at four percent (4%) per annum above the interest rate in effect for each Loan Segment at the time of acceleration or maturity and shall accrue on the entire unpaid balance of the Loan Segment until paid in full.
8.    Loan Terms, Provisions and Covenants. This Note is subject to the terms, provisions and covenants of the Loan Agreement, and Borrower’s obligations hereunder are secured by a lien and security interest in Property as described in the Loan Agreement.
9.    Miscellaneous.
9.01    Funds Management Services. Lender may provide funds management services to Borrower. Borrower shall comply with all funds management authorizations and agreements during the term of this Note. All fees incurred shall be considered a request for an advance under this Note. The funds management services and fees may be adjusted upon reasonable notice.

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9.02    Governing Law. The substantive laws of the State of Washington shall apply to govern the construction of the Loan Documents and the rights and remedies of the parties except where the location of the Collateral for the Loan may require the application of the laws of another state or where federal laws, including the Farm Credit Act of 1971, as amended, may be applicable.
9.03    General Provisions. Borrower waives presentment for payment, demand, notice of nonpayment, protest, notice of protest and diligence in enforcing payment of this Note. This Note and the other Loan Documents constitute the entire agreement between Borrower and Lender and supersede all prior oral negotiations and promises which are merged into such writings. Upon written agreement of the parties, the interest rate, payment terms or balances due under this Note may be indexed, adjusted, renewed or renegotiated. Lender shall not be obligated to renew the Note or any part thereof or to make additional or future loans to Borrower. All Exhibits hereto are incorporated herein and made a part of this Note. This Note may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together, shall constitute but one and the same instrument.
Borrower agrees that the Note described herein shall be in Default should any proceeds be used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce or to make possible the production of an agricultural commodity, as further explained in 7 CFR Part 12.
9.04    Waiver of Jury Trial. BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LOAN DOCUMENT AND ANY FUTURE MODIFICATIONS, AMENDMENTS, EXTENSIONS, RESTATEMENTS AND SERVICING ACTIONS RELATING TO THIS LOAN DOCUMENT. THE PARTIES INTEND THAT THIS JURY WAIVER WILL BE ENFORCED TO THE MAXIMUM EXTENT ALLOWED BY LAW.
9.05    No Novation. This Note evidences indebtedness previously evidenced by (i) that certain First Amended and Restated Term Note dated June 10, 2010, in the face principal amount of $9,800,000 (Note No. 6012758), (ii) that certain Term Note dated June 10, 2010, in the face principal amount of $20,000,000 (Note No. 6012757) and (iii) that certain Note (Carbon River Loan) dated July 20, 2016, in the face principal amount of $32,000,000 (Note No. 6229356) (collectively, the “Prior Notes”), and does not constitute a novation of such indebtedness. Loan Segments previously outstanding under and evidenced by the Prior Notes are evidenced by and outstanding under this Note. Further, this Note evidences indebtedness outstanding as of the date hereof under the Operating Note (prior to any amendment and restatement thereof), and does not constitute a novation of such indebtedness.
[Signature Page Follows]

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ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
BORROWER:
POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP
By:    Pope MGP Inc., a Delaware corporation, its Managing General Partner
By:
Thomas M. Ringo, President and CEO

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EXHIBIT A
NOTICE/CONFIRMATION

NOTICE TO:

Loan Accounting and Operations Northwest Farm Credit Services, FLCA 2001 South Flint Road Spokane, WA 99224-9198	P. O. Box 2515 Spokane, WA 99220-2515	Fax: 509-340-5508 Tel: 1-800-216-4535

This Notice is provided pursuant to the Amended and Restated Note (Long Term Financing Facility) dated October 11, 2018, as extended, renewed, amended or restated.

SELECT ONE:     Loan Segment
Pricing
Prepayment of Principal
Initial Disbursement Amount

Loan Segment Currently Priced Under Option
Principal Amount
To New Pricing Option
Date to be Effective

Date:

BORROWER
POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP
By:    Pope MGP Inc., a Delaware corporation, its Managing General Partner

By:
Authorized Agent

CONFIRMATION
Lender confirms that the above actions were taken or modified as provided for below:

NORTHWEST FARM CREDIT SERVICES, FLCA

Date:                         By:
Authorized Agent

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